                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                          FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for the Use of the
                                                   Commission Only (as permitted by Rule
                                                   14a-6(e)(2))
[X]  Definitive Proxy Statement                [ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section
     240.14a-11(c) or Section 240.14a-12

                               ZAPATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [Zapata logo]

                                                                  April 22, 2003

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zapata Corporation, to be held on June 12, 2003, at 11:00 a.m., local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424.

     At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 containing our consolidated financial statements preceded or accompanies this mailing.

     Registered stockholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient service are provided on the proxy card. You may still vote your shares by marking your votes on the proxy/instruction card. You may also vote your shares in person if you attend the Annual Meeting thereby canceling any proxy previously given.

     We appreciate your continued interest in Zapata.

                                          Sincerely,

                                          /s/ Avram A. Glazer

                                          AVRAM A. GLAZER
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (585) 242-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2003

To the Stockholders of Zapata Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zapata Corporation, a Nevada corporation ("Zapata" or the "Company"), will be held on June 12, 2003 at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424 at 11:00 a.m., local time, for the following purposes:

          1. To elect three Class II directors;

          2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     A copy of the Annual Report of the Company's operations during the year ended December 31, 2002 was previously forwarded or accompanies this Proxy Statement. A Proxy Statement and proxy/voting instruction card ("Proxy Card") accompany this Notice. The enclosed Proxy Statement contains information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors has set the close of business on April 21, 2003 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available at the place of the Annual Meeting for inspection at least ten (10) days prior to the Annual Meeting.

     Stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In the event that stockholders cannot attend the Annual Meeting, registered stockholders can vote their shares by completing and returning the enclosed Proxy Card, properly signed or by using a toll-free telephone number. Instructions for using this convenient service are provided on the Proxy Card.

                                          By Order of the Board of Directors,

                                          /s/ Avram A. Glazer

                                          AVRAM A. GLAZER
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Rochester, New York
April 22, 2003

                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (585) 242-2000

                                PROXY STATEMENT

GENERAL

     This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and Proxy/Voting Instructions Card (the "Proxy Card") are being furnished to the stockholders of Zapata Corporation ("Zapata" or the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 12, 2003, at 11:00 a.m., local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424 and at any adjournments thereof (the "Annual Meeting").

     It is contemplated that this Proxy Statement and the accompanying form of Proxy Card will first be mailed to Zapata stockholders on or about April 29, 2003. The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (585) 242-2000.

     As an alternative to voting by proxy or in person, registered stockholders can simplify their voting and save the Company expense by calling 1-800-PROXIES (or 1-800-776-9437). Telephone voting information is provided on the Proxy Card. A Control Number, located above the stockholder's name and address on the lower left of the Proxy Card, is designed to verify stockholders' identity and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

     If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone voting will depend on the voting processes of the bank or broker that holds your shares.

     If you do not choose to vote by telephone, you may still return your Proxy Card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the Proxy Card. If your Proxy Card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. If you do vote by telephone, it is not necessary to return your Proxy Card.

     The Company effected a one-for-ten reverse split of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), on January 30, 2001 at 5:00 p.m. Where a number of shares of Common Stock is listed in this Proxy Statement for a date or period prior to the effective date of the reverse stock split, that number of shares of Common Stock has been proportionately adjusted as if the one-for-ten reverse stock split had been in effect on that prior date or during that prior period.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zapata will be asked to consider and vote upon the proposals to elect directors and to ratify the Company's independent public accountants which are summarized in the attached Notice of Annual Meeting. The director nominees and each proposal are described in more detail in this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES; QUORUM

     The Board of Directors of the Company has fixed the close of business on April 21, 2003 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, the Company's outstanding capital stock consisted of 2,390,849 shares of Common Stock held by approximately 3,150 holders of record entitled to vote on the matters described herein. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company's only outstanding class of stock as of the date of this Proxy Statement.

QUORUM; ABSTENTIONS AND NON-VOTES; VOTE REQUIRED

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Company's outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.

     With respect to the election of three Class II directors, the three nominees receiving the highest number of affirmative votes will be elected as Class II directors. The proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition and a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent public accountants.

     The Malcolm I. Glazer Family Limited Partnership, a Nevada limited partnership (the "Glazer Partnership"), which, as of the date of this Proxy Statement, held approximately 47% of the outstanding shares of Common Stock, has notified the Company that it intends to vote all of its shares at the Annual Meeting in favor of the election of nominees for director named herein and for the ratification of the appointment of PricewaterhouseCoopers LLP.

VOTING PROXIES

     All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the meeting and not revoked, will be voted as specified in the proxy. If no instructions have been given in a proxy and authority to vote has not been withheld, the shares represented thereby will be voted: for the election of all nominees for director named herein; for the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants; and, in the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting. Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company's principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person.

STOCKHOLDER LIST

     For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting so that stockholders of record may inspect the list only for proper purposes.

EXPENSES OF SOLICITATION

     The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation (the "Articles") and By-Laws, the Board of Directors has fixed the size of the Board at seven (7) directors. The Articles provide for division of the Board into three classes (Class I, Class II and Class III) of as nearly equal number of directors as possible. Thus, Class I and Class III are comprised of two directors each and Class II is comprised of three directors.

     The term of each Class of directors is three years with the term for one Class expiring each year in rotation. As a result, each year, one Class of directors is elected. The term of the Class II directors expires at the Annual Meeting.

     Proxies cannot be voted for a greater number of persons than the three nominees named. If any nominee becomes unavailable for any reason, shares represented by the proxies designated as such in the enclosed Proxy Card will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast for each director at the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

  Class II Directors -- Three Year Term Expiring in the Year 2006

     Avram A. Glazer, age 42, has been a director of Zapata since July 1993. Mr. Glazer has served as President and Chief Executive Officer of the Company since March 1995, and has also served as Chairman of the Board since March 1, 2002. He serves as a director, president, and chief executive officer of Zap.Com Corporation, a subsidiary of the Company (which until December 2000 was an internet advertising and e-commerce network company, and is currently a public shell company). He is also Chairman of the Board and a director of Omega Protein Corporation, a majority-owned subsidiary of the Company. Avram A. Glazer is the brother of Bryan G. Glazer, Edward S. Glazer and Darcie S. Glazer.

     Warren H. Gfeller, age 50, has served as a director since May 1997. For more than the past five years, he has operated Clayton/Hamilton Equities, L.L.C., Stranger Valley Company, L.L.C. and Tatgc Chemical and Manufacturing, Inc. Mr. Gfeller also serves as a director and as chairman of the audit committee of Inergy, LP, and as a director of Gardner Bancshares, Inc., and the Kansas Wildscape Foundation. Mr. Gfeller serves on the Audit and Compensation Committees of the Company's Board of Directors.

     John R. Halldow, age 35, has served as a director since June 2001. Mr. Halldow is currently employed as the Director of Public Affairs for Rural Metro Medical Services. From January 1999 through March 2003, Mr. Halldow served as the Director of Government Relations for Erdman Anthony, an engineering firm, in its Rochester, New York office. Prior to that time, from 1992 through December 1998, Mr. Halldow worked as the Eastern Regional Manager in the Office of U.S. Representative Bill Paxon, in Victor, New York. Mr. Halldow serves on the Audit Committee of the Company's Board of Directors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS CLASS II DIRECTORS.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

  Class III Nominees -- Three Year Term Expiring in the Year 2004

     Edward S. Glazer, age 33, has served as a director since 1997. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer a self-employed private investor whose diversified portfolio consists of investments in television broadcasting, restaurant equipment, food services equipment, health care, banking, real estate, stocks, government securities and corporate bonds, and who owns and controls The Malcolm I. Glazer Family Limited Partnership. He has also been employed by, and has worked on behalf of a number of entities owned and controlled by Malcolm I. Glazer, including The Tampa Bay Buccaneers, a National Football League franchise, where he serves as the Executive Vice President. Mr. E. Glazer is the brother of Avram
A. Glazer, Bryan G. Glazer and Darcie S. Glazer.

     Robert V. Leffler, Jr., age 57, has served as a director since May 1995. For more than the past five years, Mr. Leffler has owned and operated the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland and Tampa, Florida, which specializes in sports, rental real estate and broadcast television. Mr. Leffler serves on the Audit and Compensation Committees of the Company's Board of Directors.

  Class I Directors -- Three Year Term Expiring in the Year 2005

     Darcie S. Glazer, age 34, has served as a director since March 2002. For more than the past five years, she has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including First Allied Corporation. Ms. Glazer serves as the Executive Vice President of First Allied Corporation. Ms. Glazer served as an investment analyst for Zapata from 1996 to February 2001. She is a director of Omega Protein Corporation. Ms. Glazer is the sister of Avram A. Glazer, Bryan G. Glazer, and Edward S. Glazer.

     Bryan G. Glazer, age 38, has served as a director since May 1997. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including The Tampa Bay Buccaneers. Mr. B. Glazer serves as the Executive Vice President of The Tampa Bay Buccaneers. He also serves as a director of the Tampa Bay Performing Arts Center. He is the brother of Avram A. Glazer, Edward S. Glazer and Darcie S. Glazer.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has as two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the function of a nominating committee.

     During 2002 the Board of Directors held 4 meetings and acted by unanimous written consent 4 times. In addition the Audit Committee held 7 meetings and the Compensation Committee held one meeting and acted by unanimous written consent once. During 2002 each director of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each of them sit, except Edward Glazer who attended 50% of the Board of Directors meetings in 2002.

     The Audit Committee currently is composed of Mr. Warren Gfeller (Chairman), Mr. Robert V. Leffler, Jr. and Mr. John R. Halldow. The Committee members are "independent," as such term is defined by NYSE rules governing audit committees. The Audit Committee meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; confirms and assures the outside accountant's independence; makes recommendations to the Board of Directors as to the engagement of independent accountants; and approves the fees and other compensation to be paid to the independent accountants. This Committee met 7 times during the last fiscal year. The Board of Directors has adopted a written charter for the Audit Committee.

     The Compensation Committee currently is composed of Mr. Robert W. Leffler, Jr. (Chairman) and Mr. Warren H. Gfeller. The functions performed by the Compensation Committee include reviewing the Company's executive salary and bonus structure; reviewing the Company's stock option plans; recommending directors' fees; setting bonus goals; and approving salary and bonus awards to key executives.

DIRECTORS' COMPENSATION

     During 2002, directors who were not employees of the Company were paid an annual retainer of $30,000 (on a quarterly basis), plus $1,000 for each committee of the Board of Directors on which a director served. Those directors who also are employees of the Company do not receive any additional compensation for their services as directors. In addition, each of the Company's non-employee directors were granted options to purchase 1,000 shares of the Company's common stock on March 1, 2002, at an exercise price of $26.60 per share. These grants were approved by the Company's stockholders at the annual stockholders' meeting on May 21, 2002.

EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the Executive Officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified.

NAME                                        AGE                        POSITION
----                                        ---                        --------
Avram A. Glazer...........................  42    Chairman of the Board, President and Chief
                                                  Executive Officer
Leonard DiSalvo...........................  44    Vice President -- Finance and Chief Financial
                                                  Officer
Gordon E. Forth...........................  41    Secretary

     Leonard DiSalvo, age 44, joined Zapata in September 1998 and currently serves as its Vice President -- Finance and Chief Financial Officer. Mr. DiSalvo also currently serves as Vice President -- Finance and Chief Financial Officer of Zap.Com Corporation, a position he has held since April 1999. Mr. DiSalvo has over 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Constellation Brands, Inc., a national manufacturer and distributor of wine, spirits and beer, since 1996. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo is a Certified Public Accountant.

     Gordon E. Forth, age 41, has served as Zapata's Secretary since December 1998. Mr. Forth also serves as Secretary of Zap.Com Corporation, a position he has held since April 1999. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987.

     See Proposal 1 -- Election of Directors above for information concerning the Company's Chairman of the Board, President and Chief Executive Officer, Avram A. Glazer.

CERTAIN LITIGATION

     Zapata, Avram A. Glazer, Darcie Glazer and Omega Protein were named as defendants in a lawsuit instituted on March 10, 2003 in the District Court of Clark County, Nevada by Omega Protein shareholder Robert Strougo. Avram A. Glazer and Darcie Glazer are also directors of Omega Protein. All other Omega Protein directors have also been named as defendants in the lawsuit. Plaintiff brought the action individually and as a putative class action on behalf of all Omega Protein stockholders. No class period has been identified. Plaintiff claims that the individual defendants and Zapata breached their fiduciary duties to Omega Protein's stockholders by not properly considering a so-called offer sent via e-mail to Zapata by Hollingsworth, Rothwell & Roxford, a Florida partnership. News reports have identified a Hollingsworth, Rothwell & Roxford partner, Theodore Roxford, as the former Lawerence Niren. Mr. Roxford is the subject of a March 18, 2003 New York Times article entitled "A Financial Big Shot With an Unusual Past" and a June 19, 1995 Forbes article entitled "Stop Me Before I Steal Again". The complaint alleges that the "offer" was to acquire all of Zapata's shares for $45.00 per share. It also alleges that the offer was to acquire all of Omega's shares for $45.00 per share. Plaintiff claims that Zapata and the individual defendants breached their duties to Omega's stockholders by rejecting the purported offer and that Omega Protein's stockholders have been damaged by being prevented from receiving a fair price for their stock. Plaintiff seeks an order directing the defendants to carry out their fiduciary duties to Omega Protein's stockholders, to refrain from breaching them, and awarding plaintiff unspecified compensatory damages and his costs and expenses incurred in the action. The Company is not aware of any e-mail sent by Hollingsworth, Rothwell & Roxford to Omega Protein or any offer for the purchase of Omega Protein shares. The Company believes that the claims are without merit and has filed a motion to dismiss the lawsuit. Although named in the lawsuit, none of the individual directors have yet been served with the complaint.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation with respect to 2002, 2001 and 2000 for services in all capacities rendered to the Company and its subsidiaries by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company with annual compensation in excess of $100,000 who were serving as executive officers during 2002 (the "Named Officers").

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                      ---------------
                                               ANNUAL COMPENSATION      SECURITIES
                                      FISCAL   --------------------     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)   OPTIONS/SARS(#)   COMPENSATION
---------------------------           ------   ---------   --------   ---------------   ------------
Avram A. Glazer,(1).................   2002    $400,000    $200,000           --               --
  Chairman of the Board, President     2001     300,000     200,000           --               --
  and Chief Executive Officer          2000     300,000     300,000           --               --
Leonard DiSalvo,(2).................   2002    $139,880    $ 25,000           --           $5,550(3)
  Vice President -- Finance and        2001     137,025      25,000       12,500            3,154(3)
  Chief Financial Officer              2000     116,427      17,464           --            4,657(3)

---------------
(1) Mr. A. Glazer was elected Chairman of the Board of Zapata on March 1, 2002. He also serves as President and Chief Executive Officer of both Zapata and Zap.Com, Zapata's 98% owned subsidiary. During the first four months of Fiscal 2000, Zapata allocated approximately 65% of Mr. A. Glazer's annual salary to Zap.Com under a services agreement between the two companies. Since May 1, 2000 Zapata has waived its rights under the services agreement to be reimbursed those expenses. No amount of Mr. A. Glazer's 2000 bonus was allocated to Zap.Com.

(2) Mr. DiSalvo serves as Vice President -- Finance and Chief Financial Officer of both Zapata and Zap.Com. During the first four months of 2000, Zapata allocated 50% of Mr. DiSalvo's salary to Zap.Com under a services agreement between the two companies. Since May 1, 2000 Zapata has waived its rights under this services agreement to be reimbursed these expenses. No amount of Mr. DiSalvo's Zapata 2000 bonus was allocated to Zap.Com.

(3) Amounts presented represent the Company's matching contribution to Mr. DiSalvo's account under the Zapata Corporation 401(k) Plan.

     While the Company's officers receive benefits in the form of certain perquisites, none of the Named Officers received perquisites which exceeded in value the lesser of $50,000 or 10% of such officer's total annual salary and bonus for any of the years shown in the Summary Compensation Table.

     The Company did not grant or award any stock options, stock appreciation rights or stock awards or cash awards to any of the Named Officers in 2002.

     The following table provides information concerning options held by the Named Officers as of end of 2002.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                  SHARES                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 ACQUIRED      VALUE        AT FISCAL YEAR-END          AT FISCAL YEAR-END($)
NAME                            ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                            -----------   --------   -------------------------   ----------------------------
Avram A. Glazer...............      --          --             15,459/0                          0/0
Leonard DiSalvo...............      --          --              5,667/8,333                 34,794/85,000

---------------
(1) On December 31, 2002, the closing price per share of the Company's common stock on the NYSE was $30.55.

CERTAIN EMPLOYEE BENEFITS

     Zapata's executive officers participate or have participated in certain stock option and incentive plans, retirement and profit sharing/401(k) plans sponsored by Zapata, some of which are intended to qualify for tax-favored treatment under the Internal Revenue Code, as amended (the "Code"). These plans include Zapata's Amended and Restated 1996 Long-Term Incentive Plan, the Zapata Pension Plan ("Pension Plan"), the Zapata Supplemental Pension Benefit Plan and the Zapata Corporation 401(k) Plan.

     The Amended and Restated 1996 Long-Term Incentive Plan (the "1996 Plan") was approved by the stockholders on December 5, 1996. The 1996 Plan provides for the granting of nonqualified stock options to key employees of the Company. Under the 1996 Plan, options may be granted by the Committee at prices equivalent to the market value of the common stock on the date of grant. Options become exercisable in one or more installments on such dates as the Committee may determine. Unexercised options will expire on varying dates up to a maximum of ten years from the date of grant. During 1999, the stockholders amended and restated the 1996 Plan to increase the number of shares available for options granted under the plan from 500,000 to 1,000,000 shares. At December 31, 2002, stock options covering a total of 104,100 shares had been exercised and a total of 764,666 shares of common stock are available for future stock options or other awards under the Plan. As of December 31, 2002 there were 131,234 shares outstanding under options awarded pursuant to the 1996 plan.

     In May 2002, the stockholders approved specific stock option grants of 1,000 options to each of the six non-employee directors of the Company. These grants had been approved by the Board of Directors in March of 2002 subject to stockholder approval. These grants are non-qualified options with ten-year terms and are exercisable in cumulative one-third installments vesting annually beginning on the first anniversary of the date of grant.

     The Zapata Pension Plan is a non-contributory qualified defined benefit pension plan which is intended to qualify under Internal Revenue Code sec.401(a). All employees of Zapata are eligible. Highly compensated employees (generally, employees who own more than 5% of the stock of Zapata and employees earning in excess of $85,000) became eligible to participate on January 1, 2002. Based on the January 1, 2002 plan amendment, highly compensated employees were credited with up to 5 years of prior service. An employee becomes a participant upon completion of one-year of service (1,000 hours in a computation period) or attainment of age 21, whichever is later. Retirement benefits under the Pension Plan are based on an employee's length of employment, average monthly compensation and social security covered compensation. Compensation for this purpose includes salary and other compensation paid by Zapata and reportable on Form W-2, but excludes fringe benefits (cash and non-cash), including compensation related to stock option plans which is reported in the Summary Compensation Table in this Proxy Statement. The Code limits the amount of compensation that may be considered ($200,000 for 2002) and the annual benefits which may be payable from the Pension Plan. Pension Plan participants are 100% vested in accrued benefits after five years of vesting service.

     The following table shows the estimated annual benefit payable to employees on retirement under the Pension Plan to employees in the specified compensation and years of service classification. The retirement benefits shown are based upon an employee retiring at age 65 in 2002 who elect to receive benefits in the form of a single life annuity (although a participant can select other methods of calculating benefits). The amounts shown are based on current average social security wage base amounts and are not subject to any deduction for social security or other offset amounts.

                          PENSION PLAN BENEFITS TABLE

                                                                YEARS OF SERVICE
                                                ------------------------------------------------
REMUNERATION(*)                                   15        20        25        30         35
---------------                                 -------   -------   -------   -------   --------
$125,000......................................  $29,804   $39,739   $69,543   $59,608   $ 69,543
 150,000......................................   36,179    48,239    84,418    72,358     84,418
 175,000......................................   41,279    55,039    70,924    85,108     99,293
 200,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*
 225,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*
 250,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*
 300,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*
 400,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*
 450,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*
 500,000......................................   41,279*   55,039*   81,549*   97,858*   114,168*

---------------
(*) Internal Revenue Code limits covered compensation to $200,000 for 2002.

     As a result of the January 2002 amendment to the Pension Plan, Zapata's Named Officers who are currently employed by the Company are now eligible to participate under the Pension Plan. The compensation covered by the Pension Plan includes the annual salaries and bonus of Messrs. Avram Glazer and Leonard DiSalvo, but no other amounts shown in the Summary Compensation Table. Estimated credited years of service for Mr. Glazer is 6 years, and for Mr. DiSalvo is 4 years. Amounts shown in the pension plan table are subject to deductions to for social security.

     The Zapata Supplemental Pension Plan was adopted effective April 1, 1992. This plan provides supplemental retirement payments to certain former senior executives of Zapata. The amounts of such payments equal the difference between the amounts received under the applicable pension plan and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was frozen, except with respect to benefits already accrued.

     The Zapata 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code. Under the Plan, 3 types of contributions are authorized: (1) employee pre-tax, salary reduction contributions ("elective deferrals"); (2) matching employer contributions for participants who make elective deferrals to the Plan; and (3) discretionary employer contributions, based on cash flow, profitability and other financial circumstances as Zapata determines to be relevant. The matching contribution formula is 100% on elective deferrals up to 3% of compensation for the year and 50% of all deferral contributions of more than 3%; elective deferrals exceeding 5% of compensation for the year are not matched. All employees are eligible for participation in the elective deferral and matching contribution features of the plan upon attainment of age 21 or completion of 3 months of service, whichever is later. For the purposes of employer discretionary contributions, an employee enters the plan after completing 1 year of service or attaining age 21, whichever is later. Matching contributions are fully vested while discretionary employer contributions, if any, vest 20% for each year of vesting service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during 2002, except as set forth below, all such filings required to be made by such persons were timely made in accordance with the requirements of the Exchange Act. Darcie Glazer and John Halldow each failed to file a Form 3 within the required time period after becoming directors of the Company. Each filed a Form 3 on June 11, 2002 and June 19, 2002, respectively. Leonard DiSalvo failed to file a timely Form 5 reporting his receipt of options to purchase common stock during 2001. Mr. DiSalvo reported this transaction on February 25, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for the approval and administration of compensation programs for the Company's executive officers.

     The Compensation Committee endeavors to ensure that the compensation programs for the Company's executive officers are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term best interests of the Company and its stockholders. The Compensation Committee seeks to align total compensation for the Company's executive officers with the performance of the Company and the individual performance of each executive officer in assisting the Company in accomplishing its goals. The Company's compensation program consists of (1) an annual component, which includes base salary and an annual incentive bonus, and (2) a long-term component consisting of stock options, stock appreciation rights, stock awards and cash awards. The Compensation Committee takes into consideration the recommendations of management in awarding compensation and setting compensation levels. The following is a report of the Compensation Committee with respect to compensation policies and determinations relating to 2002.

BASE SALARY

     The Compensation Committee's policy with respect to 2002 base salaries for executive officers was generally to keep them at appropriate levels in light of a compensation survey in which the Company participated in 2000. The 2000 compensation survey was conducted for purposes of determining general competitive compensation levels, and variations in performance between the Company and companies included in the survey were not specifically evaluated. The companies included in the survey are not the same as those included in the Dow Jones Industrial Diversified Index referred to under "Stockholder Return Performance Graph."

     The determination of the base salaries for all the executive officers during 2002 was based on the Compensation Committee's subjective evaluation and did not involve application of objective measures of performance.

ANNUAL INCENTIVE BONUS

     Bonuses were paid to executive officers for 2002 based on the subjective evaluation of the performance of the Company and each executive.

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The compensation policies described above apply to the compensation of the former Chairman of the Board and the Chairman of the Board, President and Chief Executive Officer. The Compensation Committee is directly responsible for determining the salary level, annual bonuses and all awards and grants to the former Chairman of the Board and the Chairman of the Board, President and Chief Executive Officer. The Compensation Committee also gives consideration to its assessment of past performance and its expectations of future contributions. In the Compensation Committee's opinion, the salary of Mr. M. Glazer prior to his resignation and the salary and bonus of Mr. A. Glazer reflect their positions, duties, responsibilities with, and contributions to the Company.

    Robert V. Leffler, Jr., Chairman
     Warren H. Gfeller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, Mr. Robert V. Leffler, Jr. and Mr. Warren H. Gfeller served on the Company's Compensation Committee.

                         REPORT OF THE AUDIT COMMITTEE

     The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary purpose of the Audit Committee of the Company's Board of Directors is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     The Audit Committee met seven times during 2002. Representatives from the Company's independent auditors, PricewaterhouseCoopers, LLC ("PwC") were present at each of the Committee's seven meetings.

     On December 20, 2002, the Audit Committee received from PwC the written disclosures and the letter regarding PwC's independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee and PwC have also discussed PwC's independence relative to the Company.

     The Audit Committee has discussed with PwC the Company's financial management and financial structure and the matters relating to the conduct of the audit required to be discussed by Statement on Auditing Standards 61. The Audit Committee has also reviewed and discussed with the Company's management the Company's audited consolidated financial statements relating to 2002.

     Based upon the review and discussions described above, the Audit Committee recommended to the Company's Board of Directors that the Company's consolidated financial statements for 2002, audited by PwC be included in the Company's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2003.

    Warren H. Gfeller, Chairman
     John R. Halldow
     Robert V. Leffler, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective March 1, 2002, the Company entered into a consulting agreement with its former Chairman of the Board of Directors, Malcolm Glazer. Mr. Glazer is also a limited partner and the president of the sole general partner of the Malcolm I. Glazer Family Limited Partnership, which is the owner of approximately 47% of the Company's issued and outstanding shares. Under the consulting agreement the Company engaged Mr. Glazer to provide consulting advisory services. The consulting agreement provides that Malcolm Glazer is to be paid $122,500 per month for his services under the agreement. The term of the agreement runs through April 30, 2006. The agreement also provides for health and other medical benefits for Mr. Glazer and his wife. This agreement will terminate in the event of Mr. Glazer's death or permanent disability.

     Gordon E. Forth, who serves as corporate secretary of Zapata and Zap.Com, is a partner at Woods Oviatt Gilman LLP which has acted as counsel to Zapata and Zap.Com.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates the number of shares of Common Stock owned beneficially as of April 1, 2003 by (1) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock (2) each director, (3) the Named Officers and (4) all directors and Named Officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity.

                                                               AMOUNT AND
                                                               NATURE OF
NAME AND ADDRESS                                               BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                           OWNERSHIP(1)   OF CLASS(1)
-------------------                                           ------------   -----------
Malcolm I. Glazer(2)(3).....................................   1,144,438        47.2%
Fidelity Management & Research Company(4)...................     238,700        10.0%
Dimensional Fund Advisors Inc(5)............................     120,590         5.0%
Avram A. Glazer(3)(6).......................................      19,159           *
Robert V. Leffler, Jr.(3)...................................       1,000           *
Warren H. Gfeller(3)........................................       2,333           *
Bryan G. Glazer(3)..........................................      15,292           *
Edward S. Glazer(3).........................................      13,792           *
Darcie S. Glazer(3).........................................      13,792           *
Leonard DiSalvo(3)(7).......................................       5,666           *
John R. Halldow(3)..........................................         333           *
All directors and Named Officers of the Company as a group
  (8 persons)...............................................      71,367         2.9%

---------------

 *  Represents beneficial ownership of less than 1.0%.

(1) The calculations for these columns are based upon the number of shares of Common Stock issued and outstanding on April 21, 2003, plus the number of shares of Common Stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of Company Common Stock subject to options exercisable within 60 days of April 1, 2003 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

(2) 1,111,938 of the shares reported are held in the name of The Malcolm I. Glazer Family Limited Partnership, 270 Commerce Drive, Rochester, New York 14623, in which Malcolm Glazer controls the sole general partner.

(3) Presently reported ownership includes 32,500, 15,459, 1,000, 2,333, 13,792,
    13,792, 5,666, 333 and 13,792 shares issuable under options exercisable within 60 days of April 1, 2003 held by Messrs. M. Glazer, A. Glazer, Leffler, Gfeller, B. Glazer, E. Glazer, DiSalvo, Halldow and Ms. D. Glazer, respectively.

(4) Based solely on a Schedule 13G/A, dated February 14, 2003, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, is the beneficial owner of 238,700 shares. Fidelity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and acts as investment advisor to various investment companies acting under Section 8 of the Investment Company Act of 1940. FMR Corp., Edward C. Johnson 3d, through their control of Fidelity and the funds, each has sole power to dispose of these shares. Neither has sole power to vote or direct the voting of the shares.

(5) Based solely on a Schedule 13G/A, dated February 7, 2002, Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor, Santa Monica, California, is record holder of 120,590 shares. Dimensional Fund Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares owned.

(6) Avram Glazer also holds beneficial ownership of 568,200 shares of common stock of Omega Protein Corporation, Zapata's majority owned subsidiary, which includes 568,200 shares issuable under options exercisable within 60 days of April 1, 2003, and beneficial ownership of 415,000 shares of common stock of Zap.Com Corporation, Zapata's 98% owned subsidiary, which includes 365,000 shares issuable under options exercisable within 60 days of April 1, 2003.

(7) Leonard DiSalvo also holds beneficial ownership of 100,000 shares of Zap.Com common stock, which includes 100,000 shares issuable under options exercisable within 60 days of April 1, 2003.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Commission requires a five-year comparison of the cumulative total return of the Company's Common Stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization. Pursuant to the Commission's rules, the graph presented below includes comparisons of the performance (on a cumulative total return basis) of the Company's Common Stock with the S&P SmallCap 600 Index and the Dow Jones US Industrial Diversified Index. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this document by reference and shall not otherwise be deemed filed.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZAPATA CORPORATION, THE S & P SMALLCAP 600 INDEX
               AND THE DOW JONES US INDUSTRIAL, DIVERSIFIED INDEX

                                                             CUMULATIVE TOTAL RETURN
           -----------------------------------------------------------------------------------------------
                                        9/97      9/98      12/98     12/99     12/00     12/01     12/02
           -----------------------------------------------------------------------------------------------
            Zapata Corporation         100.00    137.69    174.11     65.74     22.22     41.22     43.42
            S & P SmallCap 600         100.00     81.33     95.64    107.50    120.19    128.05    109.32
            Dow Jones US Industrial,
              Diversified              100.00    106.14    134.19    181.80    183.11    164.62    106.89

---------------
* $100 invested on 9/30/97 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                                   PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers, LLP to act as the Company's independent public accountants and to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the year ending December 31, 2003.

     The Board of Directors considers PricewaterhouseCoopers, LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

     This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE BOARD'S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

AUDITORS' FEES

     AUDIT FEES: For professional services rendered by them for the audit of the Company's annual financial statements for 2002, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2002, PricewaterhouseCoopers LLP billed the Company fees in the aggregate amount of $86,400.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:
PricewaterhouseCoopers LLP billed the Company no fees for professional services rendered by them for 2002 in connection with financial information systems design and implementation.

     ALL OTHER FEES: For professional services other than those described above rendered by them for 2002, PricewaterhouseCoopers LLP billed the Company fees in the amount of approximately $236,900 for tax related services.

     The Audit Committee has considered whether the provision of services described above not related to the audit of financial statements or to the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q referred to above "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                                  HOUSEHOLDING

     The SEC allows the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Company. In order to take advantage of this opportunity, Zapata and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Vice-President Finance and Chief Financial Officer, Zapata Corporation, 100 Meridian Centre, Suite 350, Rochester, New York 14618, (585) 242-2000. Stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Company in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter properly comes before the meeting, it is intended that proxies in the enclosed form will be voted on the matter in accordance with the discretion of the persons named in the proxy.

         STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

     Under applicable securities laws, stockholder proposals must be received by the Company no later than December 31, 2003 to be considered for inclusion in the Company's proxy statement relating to the 2004 Annual Stockholders Meeting. If the Company changes the date of the 2004 Annual Meeting by more than 30 days from the date of the 2003 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2004 Annual Meeting. A stockholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by March 15, 2004.

                                          By Order of the Board of Directors,

                                          /s/ AVRAM A. GLAZER

                                          Avram A. Glazer,
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Rochester, New York
April 22, 2003

                               ZAPATA CORPORATION
                           PROXY/VOTING INSTRUCTIONS

                               ZAPATA CORPORATION
                               100 MERIDIAN CENTRE
                                    SUITE 350
                            ROCHESTER, NEW YORK 14618

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Avram Glazer and Leonard DiSalvo, and each, as attorney and agent with full power of substitution, to vote as proxy all the shares of Common Stock of Zapata Corporation the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Zapata Corporation to be held on June 12, 2003 and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

To vote by telephone, please follow the instructions on the reverse of this card. To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

Dated __________________, 2003


-------------------------------------------
Signature

-------------------------------------------
Signature if held jointly

When signing as Executor, Administrator,
Trustee or the like, please give full title.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND 2. ANY PROXY WHICH IS EXECUTED IN SUCH A MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY DIRECTOR NOMINEE, SHALL BE DEEMED TO GRANT SUCH AUTHORITY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

[X] Please mark your vote as in this example.

(1) Election of      FOR ALL [ ]      WITHHOLD AUTHORITY TO      EXCEPTIONS [ ]
Directors (except    nominees listed  VOTE FOR [ ]
as specified below)  below            all nominees listed below


Avram A. Glazer
Warren H. Gfeller
John R. Halldow

Instructions: To withhold vote for any individual nominee, mark the "Exceptions" box and write that nominee's name(s) in the space provided below.

-------------------------

(2) Proposal to ratify selection of PricewaterhouseCoopers LLP as independent public accountants

FOR [ ]     AGAINST [ ]       ABSTAIN [ ]

       (Sign and date on reverse side)

THE ZAPATA CORPORATION - ANNUAL MEETING - June 12, 2003

ZAPATA CORPORATION NOW OFFERS PHONE VOTING
24 HOURS A DAY, 7 DAYS A WEEK

ON A TOUCH-TONE PHONE, CALL TOLL-FREE 1-800-PROXIES (OR 1-800-776-9437). YOU WILL HEAR THESE INSTRUCTIONS:

- -   ENTER THE CONTROL NUMBER FROM THE BOX ABOVE, JUST BELOW THE PERFORATION.
- -   YOU WILL THEN HAVE TWO OPTIONS:
      OPTION 1: TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS;
      OR
      OPTION 2: TO VOTE ON EACH PROPOSAL SEPARATELY.
- -   YOUR VOTE WILL BE REPEATED TO YOU AND YOU WILL BE ASKED TO CONFIRM IT.

IF YOU HAVE VOTED BY PHONE, PLEASE DO NOT RETURN THE PROXY CARD.

THANK YOU FOR VOTING